UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 2, 2026
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FEDERAL HOME LOAN BANK OF SAN FRANCISCO
(Exact name of registrant as specified in its charter)
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Federally chartered corporation of the United States	000-51398	94-6000630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
333 Bush Street, Suite 2700
San Francisco, CA 94104
(Address of principal executive offices, including zip code)
(415) 616-1000
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
—	—	—
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Nevada member director Matthew Hendricksen has informed the Federal Home Loan Bank of San Francisco ("Bank") that, effective October 2, 2026, he is no longer serving as an officer or director of Employers Insurance Company of Nevada, Employers Assurance Company, Employers Compensation Insurance Company, Employers Preferred Insurance Company, or Cerity Insurance Company. As a result, Mr. Hendricksen is ineligible to serve as the Nevada member director on the Bank’s Board of Directors (“Board”) and has resigned from the Bank's Board, effective October 2, 2026. Under the rules of the Federal Housing Finance Agency, the Bank's Board will be required to select an officer or director, who satisfies all eligibility requirements, of a Bank member located in Nevada to fill the position vacated by Mr. Hendricksen. The current term of that position ends December 31, 2027. Mr. Hendricksen served as Chair of the Board’s Technology and Operations Committee, Vice Chair of the Board’s Affordable Housing and Community Investment Committee, and as a member of the Board’s Compensation and Human Resources Committee, Finance and Strategic Planning Committee, and Member Services and Public Affairs Committee.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of San Francisco

Date: October 6, 2026	By:	/s/ Andrea C. Brunetti
Andrea C. Brunetti Executive Vice President, Chief Legal Officer and Corporate Secretary